UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) January 17, 2018

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (574) 294-7511

(Former name or former address if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Purchase Agreement

On January 17, 2018, Patrick Industries, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (the “Representatives”), as the representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”) relating to the sale of $150 million aggregate principal amount of the Company’s 1.00% Convertible Senior Notes due 2023 (the “Notes”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted the Initial Purchasers an option to purchase up to an additional $22.5 million aggregate principal amount of the Notes on the same terms and conditions, solely to cover over-allotments, which option was exercised in full on January 18, 2018.

The sale of the Notes to the Initial Purchasers is expected to settle on or about January 22, 2018, subject to customary closing conditions.

The Purchase Agreement includes customary representations, warranties and covenants and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge Transactions and Warrant Transactions

In connection with the pricing of the Notes, on January 17, 2018, the Company entered into privately negotiated convertible note hedge transactions (together, the “Convertible Note Hedge Transactions”) with each of Bank of America, N.A. and Wells Fargo Bank, National Association (together, the “Hedge Counterparties”). The Convertible Note Hedge Transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock initially underlying the Notes. On January 17, 2018, the Company also entered into separate, privately negotiated warrant transactions (the “Warrant Transactions”) with each of the Hedge Counterparties collectively relating to the same number of shares of the Company’s common stock underlying the Convertible Note Hedge Transactions, subject to customary anti-dilution adjustments, with an initial strike price of $87.8850 per share, subject to anti-dilution adjustments substantially similar to those under the Notes. On January 18, 2018, the Initial Purchasers exercised in full their option to purchase additional Notes and the Company entered into additional convertible note hedge transactions and additional warrant transactions with the Hedge Counterparties, which will initially cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the additional notes sold to the Initial Purchasers.

The Convertible Note Hedge Transactions are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be. However, the Warrant Transactions could separately have a dilutive effect to the extent that the market value per share of the Company’s common stock exceeds upon expiration the applicable strike price of the warrants.

The Company expects to pay the Hedge Counterparties approximately $13.3 million for the Convertible Note Hedge Transactions (after taking into account the proceeds received by the Company under the Warrant Transactions).

The foregoing description of the Convertible Note Hedge Transactions and Warrant Transactions is qualified in its entirety by reference to the confirmations for the Convertible Note Hedge Transactions and Warrant Transactions with each of the Hedge Counterparties, which are filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9 to this Current Report on Form 8-K and are incorporated herein by reference.

Credit Agreement Amendment

On April 28, 2015, the Company, Wells Fargo Bank, National Association, as the administrative agent (the “Administrative Agent”) and the lenders party thereto (the “Lenders”) entered into that certain Amended and Restated Credit Agreement (the “Credit Agreement”) whereby the Lenders agreed to make available to the Company a revolving credit facility.

On January 16, 2018, the Company entered into the Fourth Amendment to the Credit Agreement (the “Fourth Amendment”) among the Company, Adorn Holdings, Inc., a Delaware corporation (the “Guarantor”), the Lenders and the Administrative Agent. The Fourth Amendment amended certain covenants to permit (i) the issuance of the Notes, (ii) the Convertible Note Hedge Transactions, (iii) the Warrant Transactions, and (iv) performance of the Company’s obligations under the Notes, the Convertible Note Hedge Transactions and the Warrant Transactions. There were no other material modifications made to the Credit Agreement. The Company has received commitments from its existing lenders to increase the maximum amount available under the revolving credit facility by $50.0 million subject to certain diligence conditions and expects that this increase in borrowing availability will be available in the first quarter of 2018.

The foregoing description of the Fourth Amendment, and the transactions contemplated thereunder, do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.10 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on January 17, 2018, the Company entered into the Warrant Transactions with each of the Option Counterparties, pursuant to which the Company issued warrants to acquire approximately 1.7 million shares of the Company’s common stock at a strike price of $113.9250 per share, which represents a premium of 75% over the last reported sale price of the Company’s common stock. The number of warrants and the strike price are subject to adjustment under certain circumstances described in the confirmations for the Warrant Transactions. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the warrants nor the underlying shares of common stock issuable upon exercise of the warrants comprising the Warrant Transactions, if any, have been registered under the Securities Act, and accordingly neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

As described in Item 1.01 of this Current Report on Form 8-K, on January 17, 2018, the Company entered into the Purchase Agreement to issue up to $150 million aggregate principal amount of Notes. On January 18, 2018, the over-allotment option was exercised by the initial purchasers and an additional $22.5 million aggregate principal amount of the Notes was purchased. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and the Initial Purchasers are relying, in connection with the initial resale of the Notes, on the exemption from registration under the Securities Act provided by Rule 144A under the Securities Act. The initial conversion rate of the Notes, which is subject to adjustment, is 11.3785 shares of the Company’s common stock per $1,000 principal amount of Notes. Upon conversion, the Company will deliver cash, shares of its common stock or a combination thereof, at the Company’s election and subject to the terms of the indenture governing the Notes.

Item 7.01	Regulation FD Disclosure.

On January 17, 2018, the Company issued a press release announcing the pricing of its offering of $150 million aggregate principal amount of the Notes in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Purchase Agreement, dated as of January 17, 2018, between Patrick Industries, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Representatives of the several Initial Purchasers

10.2	Base Convertible Bond Hedge Transaction Confirmation, dated as of January 17, 2018, by and between Patrick Industries, Inc. and Bank of America, N.A.

10.3	Base Convertible Bond Hedge Transaction Confirmation, dated as of January 17, 2018, by and between Patrick Industries, Inc. and Wells Fargo Bank, National Association.

10.4	Base Issuer Warrant Transaction Confirmation, dated as of January 17, 2018, by and between Patrick Industries, Inc. and Bank of America, N.A.

10.5	Base Issuer Warrant Transaction Confirmation, dated as of January 17, 2018, by and between Patrick Industries, Inc. and Wells Fargo Bank, National Association.

10.6	Additional Convertible Bond Hedge Transaction Confirmation, dated as of January 18, 2018, by and between Patrick Industries, Inc. and Bank of America, N.A.

10.7	Additional Convertible Bond Hedge Transaction Confirmation, dated as of January 18, 2018, by and between Patrick Industries, Inc. and Wells Fargo Bank, National Association.

10.8	Additional Issuer Warrant Transaction Confirmation, dated as of January 18, 2018, by and between Patrick Industries, Inc. and Bank of America, N.A.

10.9	Additional Issuer Warrant Transaction Confirmation, dated as of January 18, 2018, by and between Patrick Industries, Inc. and Wells Fargo Bank, National Association.

10.10	Fourth Amendment to Credit Agreement, dated January 16, 2018, by and between Patrick Industries, Inc., the Guarantor party thereto, the Lenders party thereto and Wells Fargo Bank, National Association.

99.1	Press release dated January 17, 2018, announcing the pricing of convertible senior notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: January 22, 2018	By:	/s/ Joshua A. Boone
Joshua A. Boone
Vice President- Finance and Chief Financial Officer

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